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                                                                     EXHIBIT 3.5

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               AMOSKEAG COMPANY,
                             a Delaware corporation

                          Incorporated January 5, 1965

                     Pursuant to Section 242 and 245 of the
                General Corporation Law of the State of Delaware

     The undersigned, W. Randle Mitchell, Jr. and Samuel B. Bartlett, President and Secretary respectively, of AMOSKEAG COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows:

     FIRST.    The name of the Corporation is Amoskeag Company which is the name under which the Corporation was originally incorporated.

     SECOND.   The Corporation's original Certificate of Incorporation was initially filed with the Secretary of State of the State of Delaware on January 5, 1965. Certificates of Amendment thereto were filed with the Secretary of State of the State of Delaware on May 9, 1980, December 2, 1980 and July 27, 1984. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 27, 1987.

     THIRD.    The text of the Certificate of Incorporation of the Corporation, as heretofore restated and amended, is hereby further amended pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware to read in its entirety as follows:

     1.   The name of the Corporation is: AMOSKEAG COMPANY.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:


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          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share.

     5. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     6. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

          A.   Election of directors need not be by written ballot.

          B. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

     7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of


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stockholders, of this Corporation, as the case may be, and also on this
Corporation.

     8. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     9. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

          With respect to any action, suit, proceeding or investigation for which indemnity will or could be sought, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the person seeking indemnification.

          In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation for which indemnity will or could be sought, any expenses (including attorneys' fees) incurred by the person seeking indemnification in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article, which


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undertaking may be accepted without reference to the financial ability of such person to make such repayment.

          The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Corporation.

          The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than those set forth in this Article.

     10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     EXECUTED at Boston, Massachusetts on November 28th, 1993.


                                   /s/ W. RANDLE MITCHELL, JR.
                                   -------------------------------------
                                   W. Randle Mitchell, Jr.
                                   President and Chief Executive Officer



ATTEST:


/s/ SAMUEL B. BARTLETT
---------------------------
Samuel B. Bartlett
Secretary


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